                                 SCHEDULE 14A/A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
--------------------------

      [ ] Preliminary proxy statement
      [X] Definitive proxy statement
      [ ] Definitive additional materials
      [ ] Soliciting material pursuant to Rule 14a-l1(c) or Rule 14a-12


                   [ ]   Confidential for Use of the Commission
                         Only (as permitted by Rule 14a-6(e)(2))


                        Interneuron Pharmaceuticals, Inc.
                -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)


     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, schedule or registration statement no.:

(3)  Filing party:

(4)  Date filed:

                       INTERNEURON PHARMACEUTICALS, INC.
                              ONE LEDGEMONT CENTER
                                99 HAYDEN AVENUE
                         LEXINGTON, MASSACHUSETTS 02173

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 3, 1998

To the Stockholders:

     Notice is hereby given that the Annual Meeting of the Stockholders of Interneuron Pharmaceuticals, Inc. (the "Company") will be held on March 3, 1998, at 10:00 a.m. local time at The DoubleTree Guest Suites, 550 Winter Street, Waltham, Massachusetts 02154. The Annual Meeting is called for the following purposes:

          1.  To elect a board of ten directors;

          2.  To approve and ratify the Company's 1998 Employee Stock Option
     Plan;

          3. To approve and ratify the appointment of Coopers & Lybrand L.L.P. as the independent auditors of the Company; and

          4. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on January 23, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will not be closed.

     All stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                          By Order of the Board of Directors,

                                          Glenn L. Cooper, M.D.,
                                          President and Chief Executive Officer

Dated: January 28, 1998

                       INTERNEURON PHARMACEUTICALS, INC.
                              ONE LEDGEMONT CENTER
                                99 HAYDEN AVENUE
                         LEXINGTON, MASSACHUSETTS 02173
                                 (781) 861-8444

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Interneuron Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders to be held at The DoubleTree Guest Suites, 550 Winter Street, Waltham, Massachusetts 02154 on March 3, 1998, at 10:00 a.m. and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Vice President, Corporate Communications of the Company, at the above stated address. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless such written notice is given or the stockholder votes by ballot at the Annual Meeting.

     If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, including the election of the nominees set forth under the caption "Election of Directors", the approval and ratification of the 1998 Employee Stock Option Plan (the "1998 Plan"), and the approval and ratification of the appointment of Coopers & Lybrand L.L.P. as the independent auditors of the Company.

     The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company's stockholders is February 6, 1998.

     Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, thereby cancelling any proxy previously given.

                               VOTING SECURITIES

     Holders of shares of Common Stock, par value $.001 per share (the "Shares"), and holders of shares of Series B and Series C Convertible Preferred Stock, par value $.001 per share (the "Preferred Shares") of record as of the close of business on January 23, 1998, are entitled to notice of and to vote at the Annual Meeting on all matters except that the holders of the Preferred Shares are not entitled to vote for the election of directors. Except as set forth in the preceding sentence, each outstanding Share is entitled to one vote upon all matters to be acted upon at the Annual Meeting. For purposes of voting at the Annual Meeting on all matters except the election of directors, the Preferred Shares are treated as converted into Shares. Accordingly, on the record date there were issued and outstanding (i) 41,283,603 Shares (excluding treasury shares) entitled to vote for the election of directors, and (ii) an aggregate of 41,905,825 Shares, giving effect to the right to vote 622,222 Shares held by the holder of the 244,425 Series B and Series C Preferred Shares, voting as one class, entitled to vote on all other matters. A majority of the outstanding Shares entitled to vote on any matter and represented at the Annual Meeting in person or by proxy shall constitute a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the 41,283,603 Shares so represented and entitled to vote is necessary to elect the directors, and the affirmative vote of a majority of the 41,905,825 Shares so represented and entitled to vote, excluding broker non-votes, is necessary to approve the 1998 Plan and the appointment of Coopers & Lybrand L.L.P. as the independent auditors of the Company. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's Shares will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter, even though the stockholder may interpret such action differently. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

                             PRINCIPAL STOCKHOLDERS

     Set forth below is information concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the Shares or Preferred Shares, each director, each executive officer named under "Executive Compensation" and all directors and executive officers of the Company as a group based upon the number of outstanding Shares and Preferred Shares as of January 23, 1998.

                                                                   AMOUNT &              PERCENT OF
                                                             NATURE OF BENEFICIAL        OUTSTANDING
                    NAME OF STOCKHOLDER                          OWNERSHIP(1)             CLASS(16)
-----------------------------------------------------------  --------------------     -----------------
Lindsay A. Rosenwald, M.D. ................................        2,638,485(2)               6.4%
Glenn L. Cooper, M.D. .....................................          942,206(3)               2.2%
Mark S. Butler.............................................          520,500(4)(5)            1.2%
Thomas F. Farb.............................................          307,622(5)(6)              *
Bobby W. Sandage, Jr., Ph.D. ..............................          437,228(5)(7)            1.0%
Harry J. Gray..............................................           77,500(8)                 *
Alexander M. Haig, Jr......................................          230,000(9)                 *
Peter Barton Hutt..........................................           77,500(10)                *
Malcolm Morville, Ph.D.....................................           77,500(10)                *
Robert K. Mueller..........................................           77,500(10)                *
Lee J. Schroeder...........................................           77,500(10)                *
David B. Sharrock..........................................          101,750(11)                *
Richard Wurtman, M.D.......................................          974,434(12)              2.3%
J. Morton Davis............................................       10,466,958(13)             25.4%
  c/o D.H. Blair Investment
  Banking Corp.
  44 Wall Street
  New York, New York 10005
American Home Products Corp. ..............................          244,425(14)              100%
  Five Giralda Farms
  Madison, New Jersey 07940
All directors and executive officers
  as a group (13 persons)..................................        6,539,725(15)             14.9%

---------------
  *  less than 1%

 (1) Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission ("S.E.C.") and generally means the power to vote and/or to dispose of the securities regardless of any economic interest therein.

 (2) Includes (i) 7,671 Shares issuable upon exercise of outstanding warrants,
     (ii) 300,000 Shares which have been pledged in favor of a bank to secure certain lease obligations of an affiliate of Dr. Rosenwald, and (iii) 118,333 Shares issuable upon exercise of options exercisable within 60 days, but excludes (i) 66,667 Shares issuable upon exercise of options which are not exercisable within 60 days, (ii) 658,481 Shares owned by Dr. Rosenwald's wife, as to which Shares Dr. Rosenwald disclaims beneficial ownership, and (iii) 37,800 Shares owned by two limited partnerships, the limited partners of which include Dr. Rosenwald's wife and children, as to which Shares Dr. Rosenwald disclaims beneficial ownership.

 (3) Includes (i) 7,206 Shares, (ii) 860,000 Shares issuable upon exercise of options exercisable within 60 days, and (iii) 75,000 Shares subject to restricted stock awards which may vest within 60 days, but excludes (i) 960,000 Shares issuable upon exercise of options which are not exercisable within 60 days, (ii) 150,000 Shares subject to restricted stock awards which do not vest within 60 days, and (iii) the following held by Dr. Cooper's wife, an employee of the Company: (a) 70,000 Shares issuable upon exercise of options and (b) 34,200 Shares subject to restricted stock awards, as to all of which Shares Dr. Cooper disclaims beneficial ownership.

 (4) Includes (i) 7,500 Shares, (ii) 3,000 Shares owned by Mr. Butler's children, and (iii) 460,000 Shares issuable upon exercise of options exercisable within 60 days, but excludes 510,000 Shares issuable upon exercise of options which are not exercisable within 60 days.

 (5) Includes 50,000 Shares subject to restricted stock awards which may vest within 60 days, but excludes 100,000 Shares subject to restricted stock awards which do not vest within 60 days.

 (6) Includes (i) 10,955 Shares and (ii) 246,667 Shares issuable upon exercise of options exercisable within 60 days, but excludes 543,333 Shares issuable upon exercise of options which are not exercisable within 60 days.

 (7) Includes (i) 2,228 Shares and (ii) 385,000 Shares issuable upon exercise of options exercisable within 60 days, but excludes 560,000 Shares issuable upon exercise of options which are not exercisable within 60 days.

 (8) Includes (i) 50,500 Shares and (ii) 27,000 Shares issuable upon exercise of options exercisable within 60 days, but excludes 4,500 Shares issuable upon exercise of options which are not exercisable within 60 days.

 (9) Includes (i) 202,500 Shares and (ii) 27,500 Shares issuable upon exercise of options exercisable within 60 days, but excludes 4,500 Shares issuable upon exercise of options which are not exercisable within 60 days.

(10) Represents Shares issuable upon exercise of options exercisable within 60 days, but excludes 4,500 Shares issuable upon exercise of options which are not exercisable within 60 days.

(11) Represents Shares issuable upon exercise of options exercisable within 60 days, but excludes 29,250 Shares issuable upon exercise of options which are not exercisable within 60 days.

(12) Includes (i) 817,259 Shares, (ii) 1,342 Shares owned by Dr. Wurtman's adult son, who has granted Dr. Wurtman an irrevocable proxy to vote such Shares and (iii) 155,833 Shares issuable upon exercise of options exercisable within 60 days, but excludes, (i) 71,167 Shares issuable upon exercise of options which are not exercisable within 60 days, and (ii) 77,128 Shares owned by Judith Wurtman, Dr. Wurtman's wife, as to which Dr. Wurtman disclaims beneficial ownership.

(13) Includes (i) 6,956 Shares owned by J. Morton Davis; (ii) 8,711,337 Shares owned by D.H. Blair Investment Banking Corp. ("Blair Banking") which is owned by J. Morton Davis; (iii) 323,300 Shares owned by Mr. Davis' wife;
     (iv) 677,865 Shares owned by Rivkalex Corp., the sole stockholder of which is Mr. Davis' wife; (v) 247,500 Shares owned by Engex, Inc., a closed-end investment company of which Mr. Davis is the Chairman of the Board and Blair Banking is the largest stockholder; and (vi) 500,000 Shares held by the J. Morton Davis Retirement Annuity Trust of which Mr. Davis' wife is the trustee. Blair Banking and Mr. Davis disclaim beneficial ownership of the Shares owned by Mr. Davis' wife and Rivkalex.

     Excludes (i) an aggregate of 2,665,424 Shares owned by the adult children (including the wife of Dr. Rosenwald) of Mr. Davis; (ii) an aggregate of 286,599 Shares owned by sons-in-law of Mr. Davis, who are officers of D.H. Blair & Co., Inc. ("Blair"), a company substantially owned by family members (including the wife of Dr. Rosenwald) of Mr. Davis; (iii) 91,250 Shares owned jointly by two adult children of Mr. Davis and their respective spouses, who are officers of Blair; (iv) 37,800 Shares owned by two limited partnerships, the limited partners of which are family members of Mr. Davis (including the wife and children of Dr. Rosenwald); (v) 777,297 Shares owned by The Morton Foundation, a charitable foundation of which Mr. Davis' wife and two of their adult children are the trustees and for which a proxy to vote and dispose of such Shares is held by a third party; and (vi) 600,000 Shares owned by four charitable foundations, the trustees, officers and directors of which are various family members of Mr. Davis, and for three of which a proxy to vote and dispose of such Shares is held by a third party, as to all of which Shares Blair Banking and Mr. Davis disclaim beneficial ownership.

(14) Represents Preferred Shares, which constitute all of the outstanding Preferred Shares, and which are convertible into 622,222 Shares, each entitled to one vote per Share, on a converted basis, on all matters except the election of directors. AHP also owns 9,935 Shares.

(15) Includes (i) 2,692,083 Shares issuable upon exercise of options exercisable within 60 days, (ii) 7,671 Shares issuable upon exercise of outstanding warrants, and (iii) 225,000 Shares subject to restricted stock awards which may become fully vested within 60 days, but excludes (i) 2,767,417 Shares issuable upon exercise of options which are not exercisable within 60 days, and (ii) 450,000 Shares subject to restricted stock awards which do not vest within 60 days.


(16) All holders own Shares, with the exception of AHP which owns 244,425 Preferred Shares (convertible into 622,222 Shares) and 9,935 Shares. The numbers in this column reflect:

      (a) for holders of Shares the percent of class is calculated on the basis of 41,283,603 Shares outstanding, excluding 622,222 Shares issuable upon conversion of the Preferred Shares, representing the number of Shares outstanding and entitled to vote for the election of directors of the Company.

      (b) for holders of Preferred Shares, the percent of class is calculated on the basis of 244,425 Preferred Shares outstanding.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, ten directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. Each of the nominees is currently a director of the Company. Management recommends that the persons named below be elected as directors of the Company and it is intended that the accompanying proxy will be voted for the election as directors of the ten persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by management.

     The following sets forth certain information relating to the ten nominees for election to the Board of Directors.

     LINDSAY A. ROSENWALD, M.D. (42) was a co-founder and since February 1989 has been Chairman of the Board of Directors of the Company. Dr. Rosenwald has been the Chairman and President of The Castle Group Ltd. ("Castle"), a biotechnology and biopharmaceutical venture capital firm, since October 1991, the Chairman and President of Paramount Capital Investments, LLC, a biotechnology, biomedical and biopharmaceutical merchant banking firm, since 1995, the Chairman and President of Paramount Capital, Inc., an investment banking firm, since February 1992, and the founder, Chairman and President of Paramount Capital Asset Management, Inc., a money management firm specializing in the life sciences industry, since June 1994. From 1987 until 1991, Dr. Rosenwald was a Managing Director, Corporate Finance at Blair, an investment banking firm. Dr. Rosenwald received his M.D. from Temple University School of Medicine and his B.S. in Finance from Pennsylvania State University. Dr. Rosenwald is a member of the Board of Directors of the following publicly-traded pharmaceutical or biotechnology companies: Atlantic Pharmaceuticals, Inc., Avigen, Inc., BioCryst Pharmaceuticals, Inc., Neose Technologies, Inc., Sparta Pharmaceuticals, Inc., Titan Pharmaceuticals, Inc., VimRx Pharmaceuticals, Inc., and Xenometrix, Inc., and is a director of a number of privately held companies in the biotechnology or pharmaceutical fields.

     GLENN L. COOPER, M.D. (45) has been President, Chief Executive Officer and a director of the Company since May 1993. Dr. Cooper was President and Chief Executive Officer of Progenitor, Inc. ("Progenitor"), now a minority-owned subsidiary of the Company, from September 1992 to June 1994. Dr. Cooper is also Chairman of the Board of Directors of Intercardia, Inc. ("Intercardia"), a majority-owned subsidiary of the Company and Progenitor, and is a director of each of Transcell Technologies, Inc. ("Transcell") and InterNutria, Inc. ("InterNutria"), majority-owned subsidiaries of the Company, and serves as acting President and Chief Executive Officer of Transcell, as well as a director of Aeolus Pharmaceuticals, Inc. ("Aeolus"), a subsidiary of Intercardia, and Genta, Inc., a public biotechnology company. Prior to joining Progenitor, Dr. Cooper was Executive Vice President and Chief Operating Officer of Sphinx Pharmaceuticals Corporation from August 1990. Dr. Cooper had been associated with Eli Lilly since 1985, most recently, from June 1987 to July 1990, as Director, Clinical Research, Europe, of Lilly Research Center Limited; from October 1986 to May 1987 as International Medical Advisor, International Research Coordination of Lilly Research Laboratories; and from June 1985 to September 1986 as Medical Advisor, Regulatory Affairs, Chemotherapy Division at Lilly Research Laboratories. Dr. Cooper received his M.D. from Tufts University School of Medicine, performed his postdoctoral training in Internal Medicine and Infectious Diseases at the New England Deaconess Hospital and Massachusetts General Hospital and received his A.B. from Harvard College.

     HARRY J. GRAY (78) has been a director of the Company since May 1993. Mr. Gray was associated with United Technologies Corp. for 17 years and was its President from 1971 until 1972 when he became its Chairman and Chief Executive Officer until his retirement in 1986. Mr. Gray is currently Chairman and Chief Executive Officer of Harry Gray Associates of Florida, a private investment firm, Chairman and Chief Executive Officer of Mott Corporation and Chairman and Chief Executive Officer of Worldwide Fulfillment and Distribution, Inc. ("Worldwide").

     ALEXANDER M. HAIG, JR. (73) has been a director of the Company since January 1990. Since August 1982, General Haig has been Chairman and President of Worldwide Associates, Inc., a business adviser to both U.S. and foreign companies in connection with international marketing and sales activities. From January 1981 until July 1982, General Haig served as Secretary of State of the United States. From November 1979 until January 1981, General Haig was President and Chief Operating Officer of United Technologies Corp. and is currently a senior consultant to such corporation. From 1974 through 1979, General Haig was the Supreme Allied Commander of NATO. Prior to that, he was White House Chief of Staff under the Nixon and Ford Administrations. General Haig currently serves on the Board of Directors of America Online, Inc. and MGM Grand, Inc. and is also a director of Progenitor.

     PETER BARTON HUTT (63) has been a director of the Company since April 1994. Mr. Hutt has been a partner of Covington & Burling, a Washington, D.C. law firm, since 1975 and from 1968 through 1971, and has been associated with the firm since 1960. He served as Chief Counsel of the Food and Drug Administration ("FDA") from 1971 to 1975. He currently serves on the Board of Directors of several developmental stage pharmaceutical companies, including Emisphere Technologies, Inc. and Sparta Pharmaceuticals, Inc. Mr. Hutt received a B.A. from Yale University, an L.L.B. from Harvard University and an L.L.M. from New York University.

     MALCOLM MORVILLE, PH.D. (52) has been a director of the Company since February 1993. Since February 1993, Dr. Morville has been President and Chief Executive Officer and a director of Phytera, Inc., a plant and marine microbial-based biotechnology company. Dr. Morville is also Chairman and a member of the Board of Directors of Phytera A/S and a member of the Board of Directors of Phytera Ltd. and Phytera Symbion ApS, all of which are wholly-owned subsidiaries of Phytera, Inc. From June 1988 through January 1993, Dr. Morville held various positions with ImmuLogic Pharmaceutical Corporation, including Division Vice President, Allergic Diseases Strategic Business Unit and Senior Vice President, Development and Preclinical Research. From 1970 to June 1988, Dr. Morville held various positions with Pfizer Central Research, including Director, Immunology and Infectious Diseases and Assistant Director, Metabolic Diseases and General Pharmacology. Dr. Morville received his Ph.D. and his B.Sc. in Biochemistry at the University of Manchester Institute of Science and Technology (U.K.).

     ROBERT K. MUELLER (84) has been a director of the Company since February 1993. Mr. Mueller was Chairman of the Board of Arthur D. Little, Inc. from 1977 until his retirement in 1989 and currently serves as a consultant to such entity, and is a member of the Board of Directors of its U.K. subsidiary, Arthur
D. Little, Ltd. (U.K.) and Decision Resources, Inc. From 1935 to 1968, when he joined Arthur D. Little, Inc., Mr. Mueller held various positions with Monsanto Company, including director, member of the executive committee and vice president positions. Mr. Mueller is the author of numerous books and articles on management and corporate governance, and received his M.S. in Chemistry from the University of Michigan, his B.S. in Chemical Engineering from Washington University and completed the Advanced Management Program at Harvard University.

     LEE J. SCHROEDER (69) has been a director of the Company since August 1991. Since 1985, Mr. Schroeder has been the President of Lee Schroeder & Associates, Inc., a pharmaceutical consulting firm. Mr. Schroeder was President and Chief Operating Officer of FoxMeyer Lincoln Drug Co., a wholesale drug company, from February 1983 to March 1985 and was the Executive Vice President, responsible for United States pharmaceutical operations, and a member of the executive committee of Sandoz, Inc. from April 1981 to February 1983, and was Vice President and General Manager of Dorsey Laboratories, a division of Sandoz, Inc., from November 1974 to April 1981. Mr. Schroeder is also a member of the Board of Directors of Ascent Pediatrics, Inc., Celgene Corporation, Harris Laboratories, and MGI Pharma Inc.

     DAVID B. SHARROCK (61) has been a director of the Company since February 1995. Mr. Sharrock was associated with Marion Merrell Dow Inc. and its predecessor companies for over thirty-five years until his retirement in December 1993. Most recently, since December 1989, he served as Executive Vice President and Chief Operating Officer and a director, and in 1988, he was named President and Chief Operating Officer of Merrell Dow Pharmaceuticals Inc. Mr. Sharrock has been a consultant to the Company since February

1994 and is also a director of Intercardia and Progenitor and member of the Board of Directors of Cincinnati Bell Inc. and Unitog Co.

     RICHARD WURTMAN, M.D. (61) was a co-founder of the Company and has been a director of the Company and Chairman of the Scientific Advisors since the Company's inception in October 1988. Dr. Wurtman is the Cecil H. Green Distinguished Professor in the Department of Brain and Cognitive Sciences at the Massachusetts Institute of Technology ("MIT") where he has been a full-time Professor of Neuroendocrine Regulation since 1967 and a Professor of Neuropharmacology at the Whitaker College of Health Sciences, Technology and Management at MIT. Since July 1985, he has been the Director of the Clinical Research Center at MIT. Since 1978, he has been a part-time Professor of Neuroendocrine Regulation at Harvard University. Dr. Wurtman received his M.D. from Harvard University and his B.A. from the University of Pennsylvania. Dr. Wurtman is a consultant to the Company and devotes only a portion of his time (limited to a maximum of five days per month) to the Company and also is a consultant to other pharmaceutical entities, including Les Laboratoires Servier ("Servier") and Grupo Ferrer ("Ferrer").

     Directors are elected by the Company's stockholders at each annual meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors.

     The Board of Directors of the Company held 12 meetings during the fiscal year ended September 30, 1997 ("fiscal 1997"). Each of the directors, except for Drs. Morville and Wurtman who each attended 8 of the 12 meetings of the Board, attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees thereof on which such director served, held during fiscal 1997. As a result of significant corporate developments during fiscal 1997, there were a greater number of special meetings of the Board held on relatively short notice than in prior fiscal years. Drs. Morville and Wurtman had attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees thereof on which such director served during each of fiscal 1995 and 1996.

     The Audit Committee consists of General Haig, Mr. Mueller and Mr. Schroeder. The Audit Committee reviews, with the Company's independent auditors, the annual financial statements of the Company and makes annual recommendations to the Board of Directors for the appointment of independent public auditors for the ensuing year. The Audit Committee also reviews the plans and results for the audit engagement, the effectiveness and adequacy of the financial and accounting functions, organization, internal controls and related party transactions. The Audit Committee met 3 times during fiscal 1997.

     The Compensation Committee, which consists of Mr. Gray, General Haig, Dr. Morville and Mr. Sharrock, reviews and determines, the compensation of all executive officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, administers the Company's stock option and other employee compensation plans, including the 1994 Long-Term Incentive Plan, as amended (the "1994 Plan"), the 1997 Equity Incentive Plan (the "1997 Plan") and the 1998 Plan, consults with management on matters concerning compensation and makes recommendations to the Board of Directors on compensation matters where approval of the Board of Directors is required. The Compensation Committee met 4 times during fiscal 1997, including 2 meetings during regular meetings of the Board of Directors. The Company does not have a nominating committee.

                             DIRECTOR COMPENSATION

     With the exception of General Haig, who receives a $10,000 fee per meeting attended, non-employee directors (except Drs. Rosenwald and Wurtman) of the Company receive a fee of $2,000 per in-person meeting attended. For each meeting held by telephone conference, such directors receive a percentage of the regular meeting fee. Except for Dr. Rosenwald, each non-employee director is reimbursed for expenses actually incurred in attending meetings. During fiscal 1997 each director (except Drs. Rosenwald and Cooper) received options to purchase 5,000 Shares, subject to annual vesting, as an automatic grant under the 1994 Plan. On the date following the date of the Annual Meeting (and each annual meeting of the stockholders), each director of the Company (except Drs. Rosenwald and Cooper) will receive automatic grants of options to purchase 5,000 Shares under the 1994 Plan, which options will be exercisable at a price equal to the fair market value of the Company's Shares on the date of grant. In December 1996, the Company granted options to purchase 100,000 Shares, subject to annual vesting, to each of Drs. Rosenwald and Wurtman. In October 1997, the Company granted options to purchase 25,000 Shares, all immediately exercisable, to each of the directors of the Company, except Dr. Cooper, under the 1994 Plan. All of the options granted to directors of the Company during fiscal 1997 and in October 1997 are exercisable at a price equal to fair market value of the Company's Shares on the date of grant.

     The Company has a Consulting and Non-Competition Agreement with each of Dr. Wurtman and Mr. Sharrock and a Management Agreement with Dr. Rosenwald. During fiscal 1997, the Company paid Drs. Wurtman and Rosenwald fees of $156,808 and $30,000, respectively, pursuant to their agreements. In fiscal 1997, the Company and its subsidiaries paid or accrued to Mr. Sharrock, who also serves as a director of Intercardia and Progenitor, and as a consultant to Progenitor: (i) consulting fees for consulting services rendered by Mr. Sharrock to the Company and to Progenitor of $25,000 and $13,000, respectively; (ii) $8,000 in directors' fees from Intercardia; and (iii) granted options, including options to purchase 3,000 and 25,000 shares of common stock of Intercardia and Progenitor, respectively, to Mr. Sharrock. General Haig also serves as a director of Progenitor. In fiscal 1997, Progenitor granted options to purchase 25,000 shares of Progenitor common stock to General Haig. The options granted by Progenitor to each of General Haig and Mr. Sharrock, and by Intercardia to Mr. Sharrock, are all exercisable at a price equal to the fair market value of such company's common stock on the date of grant.

                            EXECUTIVE COMPENSATION*

     The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company to the Chief Executive Officer and to executive officers whose annual compensation exceeded $100,000 for fiscal 1997 (collectively, the "named executive officers") for services during the fiscal years ended September 30, 1997, 1996 and 1995:

                           SUMMARY COMPENSATION TABLE


                                                ANNUAL COMPENSATION
                                          --------------------------------     LONG TERM
                                                                 OTHER       COMPENSATION/
                                                                 ANNUAL       SECURITIES      ALL OTHER
                                          SALARY     BONUS    COMPENSATION    UNDERLYING     COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR   ($)(1)    ($)(2)     ($)(2)(3)     OPTIONS(#)(4)      ($)(5)
---------------------------------  -----  -------   -------   ------------   -------------   ------------
Glenn L. Cooper, M.D.............   1997  337,115   126,000      105,896        345,000          4,571
  President and Chief               1996  287,500   195,000      215,202         95,000          4,152
  Executive Officer                 1995  250,000    75,000           --        455,000          4,083
Mark S. Butler...................   1997  235,021    71,550           --        150,000          3,385
  Executive Vice President,         1996  222,500   138,750       20,374        150,000          2,968
  Chief Administrative Officer      1995  215,000    64,500       50,333        120,000          2,405
  and General Counsel
Thomas F. Farb...................   1997  219,353    66,780           --        150,000         10,626
  Executive Vice President,         1996  207,500   130,500           --        125,000          5,369
  Chief Financial Officer           1995  200,000    60,000       35,779        120,000          6,526
  and Treasurer
Bobby W. Sandage, Jr., Ph.D......   1997  219,353    66,780           --        250,000          1,627
  Executive Vice President,         1996  203,962   115,500           --             --          1,575
  Research and Development,         1995  186,566    55,755           --        220,000          1,633
  Chief Scientific Officer


---------------
 * For a summary of certain executive compensation awards made during the first quarter of the Company's fiscal year ending September 30, 1998, see "Employee Retention Plan Adopted in Fiscal 1998."

(1) The salaries listed include contributions made by the named executive officers to the Company's 401(k) Plan in the following amounts: (i) for fiscal 1997, $11,600 for Dr. Cooper, $11,600 for Mr. Butler, $11,600 for Mr. Farb and $9,500 for Dr. Sandage; (ii) for fiscal 1996, $9,800 for Dr. Cooper, $8,063 for Mr. Butler $6,300 for Mr. Farb and $9,878 for Dr. Sandage; and (iii) for fiscal 1995, $4,700 for Dr. Cooper, $9,241 for Mr. Butler and $9,678 for Dr. Sandage.

(2) Amounts shown in this column include compensation accrued in the fiscal year set forth, portions of which may have been paid in a subsequent fiscal year.


(3) Amounts shown in this column consist of the following: (i) debt forgiveness for Dr. Cooper in the following amounts: for fiscal 1997, $56,897, and for fiscal 1996, $115,626; (ii) moving and relocation or temporary living expenses in the following amounts: (a) for fiscal 1996, for Mr. Butler $12,890; and (b) for fiscal 1995, for Mr. Butler, $27,772 and for Mr. Farb, $22,000 and (iii) reimbursements for the payment of taxes incurred, and tax gross-up payment to cover such taxes, in connection with compensation, as listed in (i) and (ii) herein in the following amounts: (a) for fiscal 1997, $48,999 for Dr. Cooper; (b) for fiscal 1996, $99,576 for Dr. Cooper, $7,484 for Mr. Butler; and (c) for fiscal 1995, $22,563 for Mr. Butler and $13,779 for Mr. Farb.



(4) Consists of options granted under the 1994 Plan, except for Dr. Cooper (i) for fiscal 1997, which also includes 20,000 and 25,000 options granted to Dr. Cooper by Transcell and Progenitor, respectively, (ii) for fiscal 1996, which consists of (a) 50,000 options granted to Dr. Cooper by Transcell; and
    (b) options to purchase an aggregate of 45,000 Shares granted under the 1994 Plan to Dr. Cooper's wife, the Company's Vice President of Human Resources, and (iii) for fiscal 1995, options to purchase an aggregate of 35,000 Shares granted under the 1994 Plan to Dr. Cooper's wife. Dr. Cooper disclaims beneficial ownership as to all Shares owned by his wife.

(5) Amounts shown in this column include the following:

     (a) disability insurance premiums on behalf of the named executive officers, in the following amounts: (i) for fiscal 1997, $1,235 for Dr. Cooper, $893 for Mr. Butler, $9,833 for Mr. Farb and $834 for Dr. Sandage; (ii) for fiscal 1996, $1,054 for Dr. Cooper, $935 for Mr. Butler, $4,710 for Mr. Farb and $853 for Dr. Sandage; and (iii) for fiscal 1995, $1,350 for Dr. Cooper, $1,161 for Mr. Butler, $6,162 for Mr. Farb and $1,003 for Dr. Sandage.

     (b) group term life insurance premiums on behalf of the named executive officers, in the following amounts: (i) for fiscal 1997, $1,122 for Dr. Cooper, $2,492 for Mr. Butler, $793 for Mr. Farb and $793 for Dr. Sandage; (ii) for fiscal 1996, $1,020 for Dr. Cooper, $2,033 for Mr. Butler, $659 for Mr. Farb and $722 for Dr. Sandage; and (iii) for fiscal 1995, $765 for Dr. Cooper, $1,244 for Mr. Butler, $354 for Mr. Farb and $630 for Dr. Sandage. The Company has also made term life insurance premium payments on behalf of Dr. Cooper in the following amounts: (i) for fiscal 1997, $2,214 for Dr. Cooper; (ii) for fiscal 1996, $2,078; and (iii) for fiscal 1995, $1,968.

     The following table sets forth certain information with respect to individual grants of stock options made by the Company and its subsidiaries during fiscal 1997 to the named executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL
                                                                                               REALIZABLE VALUE AT
                                                        INDIVIDUAL GRANTS                        ASSUMED ANNUAL
                                       ---------------------------------------------------          RATES OF
                                         NO. OF       % OF TOTAL                                   STOCK PRICE
                                       SECURITIES      OPTIONS                                  APPRECIATION FOR
                                       UNDERLYING     GRANTED TO                                 OPTION TERM(9)
                                        OPTIONS      EMPLOYEES IN    EXERCISE   EXPIRATION   -----------------------
                NAME                    GRANTED     FISCAL YEAR(8)    PRICE        DATE          5%          10%
-------------------------------------  ----------   --------------   --------   ----------   ----------   ----------
Glenn L. Cooper, M.D.................    300,000(1)      24.3%       $ 20.125    12/18/06    $3,796,951   $9,622,220
                                          20,000(2)       3.6%       $  0.260     8/11/07    $    3,271   $    8,278
                                          25,000(3)       1.2%       $  5.375     3/27/07    $   84,508   $  214,159

Mark S. Butler.......................    150,000(4)      12.1%       $ 20.125    12/18/06    $1,898,476   $4,811,110

Thomas F. Farb.......................    150,000(5)      12.1%       $ 20.125    12/18/06    $1,898,476   $4,811,110

Bobby W. Sandage, Jr., Ph.D. ........    150,000(6)      12.1%       $ 20.125    12/18/06    $1,898,476   $4,811,110
                                         100,000(7)       8.1%       $ 28.125      3/5/07    $1,768,766   $4,482,401

---------------
(1) These options are exercisable in equal annual installments cumulatively over three years commencing May 1998.

(2) Represents options granted by Transcell, a majority-owned subsidiary of the Company which is not a reporting company under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), to Dr. Cooper, who is Chairman of the Board and Acting President of Transcell. The options are exercisable in two equal annual installments commencing March 1998.

(3) Represents options granted by Progenitor, a minority-owned subsidiary of the Company which became a reporting company under the Exchange Act on August 6, 1997, to Dr. Cooper, who is Chairman of the Board of Progenitor. The options are immediately exercisable.

(4) These options are exercisable in equal annual installments cumulatively over three years commencing October 1998.

(5) These options are exercisable in equal annual installments cumulatively over three years commencing December 1998.

(6) These options are exercisable in equal annual installments cumulatively over three years commencing April 1998.

(7) These options are exercisable commencing March 2004, subject to an accelerated vesting provision which provides that in the event that CerAxon(TM) is approved by the FDA, the options shall become exercisable in full on the date of such approval.

(8) Based on the total number of options granted by the Company to its employees during fiscal 1997, except for the grant by (i) Transcell to Dr. Cooper, which percentage is calculated on the basis of total option grants by Transcell to employees of Transcell during fiscal 1997, and (b) Progenitor to Dr. Cooper, which percentage is calculated on the basis of total option grants by Progenitor to employees of Progenitor during fiscal 1997 (excluding options granted during fiscal 1997 by Mercator Genetics, Inc., which was acquired by Progenitor simultaneously with the closing of Progenitor's public offering in August 1997).

(9) Calculated by multiplying the exercise price by the annual appreciation rate shown (as prescribed by S.E.C. rules and compounded for the term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. These amounts are not intended to forecast possible future appreciation, if any, of the price of the Company's Shares or the price of common stock of Transcell or Progenitor. The actual value realized upon exercise of the options to purchase Company Shares or shares of common stock of Progenitor will depend on the fair market value of such shares on the date of exercise.

     There is no public market for the common stock of Transcell, and the actual value realized upon exercise of the options to purchase shares of common stock of Transcell will depend upon the fair market value of the common stock of Transcell on the date of exercise, which will depend in part on whether a public market for Transcell's common stock is established. In November 1997, Transcell, Intercardia and the Company executed a letter of intent relating to the proposed acquisition by Intercardia of Transcell and certain related technology rights owned by Interneuron (the "Proposed Transcell Acquisition") in exchange for the issuance of shares of common stock of Intercardia, as well as the issuance of options to purchase Intercardia common stock to option holders of Transcell. The number of shares of Intercardia common stock to be issued in connection with the Proposed Transcell Acquisition will be determined prior to its closing and will depend upon the price of Intercardia's common stock. The Proposed Transcell Acquisition is subject to a number of conditions, including due diligence, execution of definitive agreements and approval by stockholders of each of Intercardia and Transcell. As a result, if the Proposed Transcell Acquisition is consummated, the option held by Dr. Cooper to purchase shares of common stock of Transcell will be exchanged for an option to purchase shares of common stock of Intercardia, the actual value realized upon exercise of which will depend upon the fair market value of the common stock of Intercardia on the date of exercise.

     The following table sets forth certain information with respect to each exercise of stock options during fiscal 1997 by named executive officers and the number and value of unexercised options held by each of the named executive officers as of September 30, 1997:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                    VALUE OF
                                                                  NUMBER OF SECURITIES         UNEXERCISED IN-THE-
                                                                 UNDERLYING UNEXERCISED         MONEY OPTIONS AT
                                  SHARES                           OPTIONS AT FISCAL             FISCAL YEAR-END
                               ACQUIRED ON          VALUE        YEAR-END EXERCISABLE/            EXERCISABLE/
            NAME               EXERCISE(#)       REALIZED($)        UNEXERCISABLE(#)          UNEXERCISABLE ($)(1)
----------------------------  --------------     -----------     ----------------------     -------------------------
Glenn L. Cooper, M.D........          --                --           860,000/460,000           $3,195,000/$772,500
Mark S. Butler..............          --                --           410,000/310,000           $1,095,000/$360,000
Thomas F. Farb..............      10,000            97,500           246,667/293,333           $  794,375/$360,000
Bobby W. Sandage, Jr.,
  Ph.D......................          --                --           385,000/310,000           $1,504,375/$360,000

---------------
(1) Calculated by multiplying the number of unexercised in-the-money options outstanding at September 30, 1997 by the difference between the fair market value of the Common Stock at September 30, 1997 ($12.00) and the option exercise price.

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

     In April 1996, the Company entered into an employment agreement (the "Cooper Agreement") with Dr. Cooper, which supersedes a prior agreement, to continue to serve as President and Chief Executive Officer of the Company for a term of three years, subject to one-year renewal periods upon the mutual agreement of Dr. Cooper and the Company. The Cooper Agreement provides for Dr. Cooper to receive an annual base salary of $300,000, which was increased to $350,000 per annum in December 1996, plus bonuses based on the achievement of milestones to be agreed upon between the Company and Dr. Cooper and payable under the Senior Executive Bonus Plan. In December 1997, the Compensation Committee recommended an increase in the base annual salary of Dr. Cooper, which Dr. Cooper voluntarily declined in light of other compensation awarded to him. See "Employee Retention Plan Adopted in Fiscal 1998." The Company provides Dr. Cooper with a $1,000,000 life insurance policy payable to the beneficiary of his choice.

     In October 1993, the Company loaned Dr. Cooper $140,000 (the "Company Loan") which was used to repay the balance of a loan made to Dr. Cooper by Progenitor. Pursuant to the Cooper Agreement, the Company Loan was evidenced by a promissory note which provided for the repayment of the balance, plus accrued interest, which amounts would be forgiven by the Company upon the achievement of specified milestones. As of September 30, 1997, an aggregate of 100% or $172,523 of the Company Loan, including accrued interest, was forgiven based upon the achievement of specified milestones, including $56,897, in fiscal 1997, upon the achievement of a final specified milestone.

     The Cooper Agreement provides that Dr. Cooper may not, during the term of the agreement and for a year from the date of termination of employment, engage in any business competitive with the Company or its research activities. If Dr. Cooper is terminated for reasons other than cause, he is entitled to receive his base salary plus pro-rated average bonuses, subject to set-off from other employment, for a twelve-month period. In the event of a Change in Control, as defined under the Cooper Agreement, Dr. Cooper is entitled to receive his base salary due for the remaining portion of his employment agreement, either in a lump sum or installments, at the discretion of the Company.

     Pursuant to a letter agreement between the Company and Bobby W. Sandage, Jr., Ph.D. effective November 1991, Dr. Sandage, the Company's Executive Vice President, Research and Development, Chief Scientific Officer receives a base annual salary, which was increased to $222,600 in December 1996 and $265,000 in December 1997, to be reviewed annually. Dr. Sandage was eligible to participate in the Company's Senior Executive Bonus Plan for fiscal 1997. If Dr. Sandage is terminated for reason other than cause, he is entitled to salary and benefits coverage for the earlier of up to six months or until he finds a new position. Dr. Sandage may continue to consult with third parties in fields unrelated to Company business during non-working hours.

     Effective December 1993, the Company entered into a letter agreement with Mark S. Butler, the Company's Executive Vice President, Chief Administrative Officer and General Counsel. The agreement provides for a base salary, which was increased to $238,500 in December 1996 and $265,000 in December 1997, to be reviewed annually. Mr. Butler was also eligible to participate in the Company's Senior Executive Bonus Plan for fiscal 1997. If Mr. Butler is terminated for reason other than cause or if Mr. Butler elects to terminate for just cause, Mr. Butler is entitled to receive salary for a period of nine months following such termination, subject to set-off from other employment.

     In April 1994, the Company entered into a letter agreement with Thomas F. Farb, the Company's Executive Vice President, Chief Financial Officer and Treasurer. The agreement provides for a base salary, which was increased to $222,600 in December 1996 and $265,000 in December 1997, to be reviewed annually. Mr. Farb was also eligible to participate in the Company's Senior Executive Bonus Plan for fiscal 1997. If Mr. Farb is terminated for reason other than cause or if Mr. Farb elects to terminate for just cause, Mr. Farb is entitled to receive salary for a period of nine months following such termination, subject to set-off from other employment.

     In the event of certain transactions, including those which may result in a change in control, as defined under each of the Company's 1989 Plan, 1994 Plan and 1997 Plan, unvested installments of options to purchase Shares or awards of restricted stock held by executive officers of the Company may be subject to accelerated vesting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the S.E.C. initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by S.E.C. regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and greater than 10% beneficial owners were complied with, except that an initial report on Form 3 was filed on February 12, 1997 by Dale Ritter, who became the Company's principal accounting officer (an executive officer under the 1934 Act) on December 28, 1996, and reports on Form 4 reporting the exercise of options on February 17, and April 28, 1997 were filed by Harry Gray on April 9, and June 4, 1997, respectively.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1997, the members of the Compensation Committee were: Mr. Gray, General Haig, Dr. Morville and Mr. Sharrock. Mr. Sharrock, who serves as the Chairman of the Company's Compensation Committee, is also a consultant to the Company and Progenitor and a director of Progenitor and Intercardia. In fiscal 1997, the Company and its subsidiaries paid or accrued to Mr. Sharrock:
(i) an aggregate of $38,000 in consulting fees, including $25,000 and $13,000 in fees for consulting services rendered by Mr. Sharrock to the Company and Progenitor, respectively; (ii) $8,000 in directors' fees from Intercardia; and
(iii) granted options, including options to purchase 3,000 and 25,000 shares of common stock of each of Intercardia and Progenitor, respectively, to Mr. Sharrock. The options granted to Mr. Sharrock by each of Progenitor and Intercardia are exercisable at a price equal to the fair market value of such company's common stock on the date of grant. In fiscal 1997, InterNutria entered into a product distribution agreement with Worldwide, of which Mr. Gray is the Chairman and Chief Executive Officer. In fiscal 1997, InterNutria paid approximately $117,000 to Worldwide pursuant to the terms of the agreement. See "Certain Transactions."

                         COMPENSATION COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION(1)

     The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining executive officers. The Compensation Committee's informal executive compensation philosophy (which applies generally to all executive officers of the Company, including the President and Chief Executive Officer, Glenn L. Cooper, M.D.) considers a number of factors, which may include:

     - providing levels of compensation competitive with companies in comparable industries which are at a similar stage of development and in the Company's geographic area;

     - integrating the compensation of the executive officers of the Company with the achievement of performance goals;

     - rewarding above average corporate performance; and

     - recognizing and providing incentive for individual initiative and achievement.

     During fiscal 1997, the compensation of executive officers was weighted in part toward bonus compensation contingent upon the Company achieving certain business and financial objectives during the fiscal year. The Compensation Committee also endorses the position that equity ownership by the executive officers of the Company is beneficial in aligning their interests with those of the stockholders, especially in the enhancement of stockholder value by providing the executive officers with longer-term incentives. Accordingly, compensation structures for the executive officers of the Company generally include a combination of salary, bonuses and stock options. Base salary and bonus awards are determined based on a range of measures and internal targets set before the start of each fiscal year and in part by comparison to the compensation of executive officers of comparable biotechnology and pharmaceutical companies. The Compensation Committee considers the Company's performance under these measures and uses its subjective judgment and discretion in approving individual compensation.

     In formulating the Senior Executive Bonus Plan for fiscal 1997 for executive officers of the Company, including Dr. Cooper, the Compensation Committee adopted performance measures tied to a number of business and financial objectives to be achieved during fiscal 1997 and assigns relative weighting to each objective. The Senior Executive Bonus Plan for fiscal 1997 entitled the named executive officers of the Company to a bonus equal to varying percentages of base salary depending upon achieving these objectives which included: (i) specified net sales levels of Redux(TM), including certain co-promotion objectives(2); (ii) achieving defined clinical or regulatory product development milestones; (iii) consummation of certain corporate transactions, including liquidity events for the Company's subsidiaries; and
(iv) the Company's Common Stock price level. A percentage of the performance targets for fiscal 1997 were realized and, accordingly, under the terms of the Senior Executive Bonus Plan for fiscal 1997, Dr. Cooper received a bonus

---------------

1 The material in this report is not soliciting material, is not deemed filed with the S.E.C. and is not incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

2 On September 15, 1997, the Company withdrew Redux from the market. Accordingly, this performance measure ceased to be applicable on such date. In response to the perceived risk of attrition of key management and other personnel and employee morale issues resulting after the withdrawal of Redux and related negative media coverage and legal proceedings, and in line with the general goals of the Company's executive compensation policy, in October 1997, the Board of Directors authorized, and in November 1997, pursuant to Board authorization, the Compensation Committee approved, several components of a management and employee retention program which were designed to motivate, retain and provide incentive to the Company's management and other employees. See "Employee Retention Plan Adopted in Fiscal 1998."

     of $126,000, and Messrs. Butler and Farb and Dr. Sandage received bonuses of $71,550, $66,780, and $66,780, respectively.

     The Compensation Committee implements its policy on longer-term compensation to executive officers, including the chief executive officer, generally by granting to an executive officer upon joining the Company stock options with vesting over a three year period commencing one year from the date of grant and, prior to the period in which the final installment of previously granted options become exercisable, granting a new option to purchase at least 50% of the number of Shares issuable upon exercise of the original option with vesting commencing one year after the previous option grant becomes fully vested. As a result, during fiscal 1997, each of Dr. Cooper, Messrs. Butler and Farb and Dr. Sandage were granted options to purchase Shares representing approximately 50% of the number of options originally granted to each of such named executive officers, to commence vesting approximately one year after the period in which the original options granted to such executive officers become fully vested.

     The compensation received during fiscal 1997 by Dr. Cooper was governed in part by the Cooper Agreement, entered into in April 1996, and substantially in accordance with the policies discussed above relating to all executive officers. In addition, in adopting the Senior Executive Bonus Plan for fiscal 1997, and establishing the percentage of salary used in calculating the bonus payment to Dr. Cooper, and approval of such bonus, the Compensation Committee also considered a subjective evaluation of Dr. Cooper's performance and ability to influence the Company's near and long-term growth.

TAX DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the ability of the Company to deduct for tax purposes compensation over $1,000,000 to any of the named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company's stockholders. The Company may not have complied during fiscal 1997 with Section 162(m) for option grants, although the Company should not incur compensation during fiscal 1997 to any of the named executive officers in excess of $1,000,000.

        David B. Sharrock, Chairman
        General Alexander M. Haig, Jr.
        Harry J. Gray
        Malcolm Morville, Ph.D.

                 EMPLOYEE RETENTION PLAN ADOPTED IN FISCAL 1998

     In line with the general goals of the Company's executive compensation policy, in October 1997, the Board of Directors authorized for adoption and, pursuant to Board authorization, in November 1997, the Compensation Committee approved, several components of a management and employee incentive and retention program (the "Retention Plan"). The Retention Plan was determined to be in the best interests of the Company in order to motivate, retain and provide incentive to the Company's management and other employees, particularly in response to the perceived risk of attrition of key personnel and employee morale issues resulting after the withdrawal of Redux, the Company's first pharmaceutical product which had accounted for substantially all of the Company's revenues, and related negative media coverage and legal proceedings. The components of the Retention Plan include: (i) options to purchase Shares under the 1994 Plan to all employees of the Company, including each of the executive officers; (ii) the Company's agreement to sell an aggregate of 10% of the shares of common stock of InterNutria owned by the Company to the four executive officers of the Company for nominal consideration; and (iii) the adoption of the 1997 Equity Incentive Plan ("1997 Plan") and grant of restricted stock awards thereunder to each of the executive officers and all employees of the Company. Each of these equity components is subject to vesting criteria.

     Pursuant to the Retention Plan, in October 1997, each of the executive officers of the Company received options to purchase Shares pursuant to the 1994 Plan in the following amounts: 500,000 Shares to Dr. Cooper; and 250,000 Shares to each of Messrs. Butler and Farb and Dr. Sandage all exercisable at the fair market value on the date of grant in three equal annual installments on a cumulative basis commencing one year from the date of grant. Although these options were originally granted for a term of 10 years, each executive officer subsequently voluntarily agreed to reduce the option term to seven years. Options to purchase an aggregate of 495,000 Shares were granted to all employees of the Company, other than the executive officers. Further, the Company agreed to sell to each of Dr. Cooper, Messrs. Butler and Farb and Dr. Sandage, 2.5% of the common stock of InterNutria owned by the Company (an aggregate of 10% of such common stock) at a purchase price of $.001 per share, subject to certain repurchase rights.

     In addition, pursuant to the Retention Plan, the Company adopted the 1997 Plan, as summarized below, which covers an aggregate of 1,750,000 shares that may be issued pursuant to restricted stock awards upon satisfaction of specified vesting periods, in consideration of services rendered to the Company or such other consideration as the Board of Directors or the Compensation Committee of the Board may determine.

     Each of the executive officers of the Company received an award of restricted stock in consideration of services rendered to the Company. The awards consist of 225,000 Shares subject to awards granted to Dr. Cooper; and 150,000 Shares subject to awards granted to each of Messrs. Butler and Farb and Dr. Sandage. In addition, 653,704 Shares are subject to awards granted to other employees of the Company. The number of Shares subject to each employee's award were based primarily on the employee's base compensation.

     The Shares may be sold immediately upon vesting of the Shares, which was originally scheduled to commence in January 1998 and extends through May 2000 and which is subject to automatic extension during a Black-Out Period (as defined below) with respect to Shares subject to outstanding restricted stock awards. The Company has a registration statement on Form S-8 relating to the issuance of Shares under the 1997 Plan and the resale of the Shares subject to awards granted to the executive officers.

     The Company is not submitting the 1997 Plan for stockholder approval and is providing the following summary of the 1997 Plan for information purposes only.

SUMMARY OF 1997 EQUITY INCENTIVE PLAN (THE "1997 PLAN")

     The 1997 Plan, which expires in November 2007, and is intended to comply with Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), is administered by the Board of Directors or the Committee. The purposes of the Plan are to ensure the retention of existing executive personnel and other employees and to provide additional incentive by permitting such individuals to participate in the ownership of the Company, and the criteria to be utilized by the Board of Directors or the Committee in granting Restricted Stock Awards pursuant to the Plan will be consistent with these purposes.

     Awards of Shares under the 1997 Plan may be made only to such employees and officers of the Company as the Board of Directors or the Committee shall select from time to time in its sole discretion. A recipient may receive more than one award under the Plan. The Board of Directors or the Committee will, in its discretion, determine (subject to the terms of the Plan) who will be granted awards, the time or times at which such award shall be made, the number of Shares to be subject to each award, the vesting or restriction period or performance criteria, if any, applicable to each award, and the payment if any, to be made by the awardee in consideration of the award or the Shares subject to such award. Awards may be granted for services rendered and without any other payment or consideration (other than, if required, the par value of the Shares), or may provide for a payment of cash or deferred consideration which is less than the fair market value of the awarded Shares on the date of grant. In making such determinations, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors deemed relevant in accomplishing the purpose of the Plan. The terms and conditions of an award shall be included in an agreement (a "Stock Award Agreement") between each Recipient and the Company.

     Awards may be made by the Board or the Committee subject to the restriction that the Shares subject to the award may be repurchased by the Company at a fixed price or a price established by formula, under specific circumstances. In addition, any Shares subject to an award may be subject to vesting based on continued employment with the Company and that the award shall terminate upon the termination of a Recipient's employment. Vesting may be based on the passage of time or the satisfaction of certain predetermined performance criteria as determined by the Committee, unless the award terminates or the Shares vest earlier by any of the following events: (i) a Recipient's death; (ii) a Recipient's disability; (iii) the occurrence of a trigger event, as defined in the Plan; (iv) the Recipient's termination or early retirement; and (v) any other time determined by the Committee in its sole discretion. Each Stock Award Agreement will set forth, and each certificate evidencing Shares issued pursuant to awards would bear a legend giving notice of, the restrictions in the grant.

     Vesting dates may be extended to new vesting dates under conditions determined by the Board or the Committee, including automatic extension in the event vesting would occur during a "Black-Out Period". A Black Out Period generally means any period of time during which the Recipient is unable to sell Shares as a result of legal or contractual restrictions on such sale, including but not limited to periods in which (a) the Recipient is subject to a "lock-up" agreement with a third party executed in connection with a public offering or other financing transaction by the Company prohibiting the sale by Recipient of Shares for a specified period of time without such third party's consent or (b) the Recipient is subject to "insider-trading" restrictions imposed by the Company or by law.

     An award Recipient will not have any of the rights of a stockholder with respect to the Shares covered by the award, including the right to vote such Shares or the right to receive cash or stock dividends with respect thereto, until such time as the Shares covered by the Restricted Stock Award have vested.

     The 1997 Plan provides for acceleration of vesting in the event of certain changes in control. Such acceleration may cause the consideration involved to be treated in whole or in part as parachute payments under the Code. Acceleration of benefits under other Company plans and other contracts with employees in the event of such change of control could be subject to being combined with Plan accelerations for "parachute payment" purposes. Any such "parachute payments" may be non-deductible to the Company in whole or in part and the Recipient may be subject to a 20% excise tax on all or part of such payments (in addition to other taxes ordinarily payable).

     No Restricted Stock Award may by sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, except as set forth in the Plan or the Stock Award Agreement.

     The Board or the Committee may at any time terminate the 1997 Plan or make such amendments thereto as it shall deem advisable and in the best interest of the Company, without action on the part of the stockholders of the Company; provided, however, that the Committee shall not, without the approval of the stockholders of the Company, make any such changes which require stockholder approval. In any case, no such termination or amendment shall, without the consent of the individual to whom any award shall theretofore have been granted, affect or impair the rights of such individual under such award.

  Federal Income Tax Consequences

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of the Plan and does not attempt to describe all possible federal or other tax consequences. The following is not intended to be an exhaustive analysis of the tax consequences relating to Restricted Stock Awards or Shares issuable under the Plan. For instance, the treatment of awards or Shares vesting under state and local tax laws, which are not described below, may differ from their treatment for Federal income tax purposes.

     The grant of Restricted Stock Awards should not result in income for the Recipient or in a deduction for the Company for federal income tax purposes at the date of grant, assuming the Shares are subject to vesting based upon continued employment as intended by the Company. Upon satisfaction of the vesting requirements, the Recipient would recognize ordinary compensation income equal to the excess, if any, of the fair market value of the Shares over the amount paid therefor by the Recipient. Fair market value would be determined without regard to other marketability restrictions imposed by the securities laws. The tax consequences of a disposition of Shares vary depending on the period such stock is held before its disposition. If the Recipient disposes of Shares within 12 months of the Vesting Date, the Recipient recognizes short-term capital gain in the year of disposition in an amount equal to the excess (if any) of the sales proceeds of the Shares over the fair market value of the Shares on the Vesting Date. If the Recipient disposes of Shares more than 12 months but not more than 18 months after the Vesting Date, the Recipient will recognize capital gains taxed at the maximum federal rate of 28% and if the Recipient disposes of Shares more than 18 months after the Vesting Date, the Recipient will recognize capital gains taxed at the maximum federal rate of 20%.

     An opportunity exists for the Recipient to make an election under Section 83(b) of the Internal Revenue Code (the "Code") which will allow the Recipient to include the value of the Shares in taxable income on the date of grant instead of the date of vesting. If a Section 83(b) election is made, any appreciation or depreciation that occurs during the vesting period will receive capital gain or loss treatment. Upon sale of the Shares, the Recipient would recognize taxable capital gain income or loss equal to the fair market of the Shares at that time less the value at the grant date. The election under Section 83(b) must be made within 30 days of the date of the grant of the Shares. If stock is forfeited during the vesting period, an election under Section 83(b) could be detrimental, as the Recipient would have no means to recover the tax paid.

     The 1997 Plan provides for acceleration of vesting in the event of certain changes in control. Such acceleration may cause the consideration involved to be treated in whole or in part as parachute payments under the Code. Acceleration of benefits under other Company plans and other contracts with employees in the event of such change of control could be subject to being combined with Plan accelerations for "parachute payment" purposes. Any such "parachute payments" may be non-deductible to the Company in whole or in part and the Recipient may be subject to a 20% excise tax on all or part of such payments (in addition to other taxes ordinarily payable).

  Internal Revenue Code Limits on Deductibility

     Because the Company is not submitting the 1997 Plan for stockholder approval, the requirements of Section 162(m) will not have been met and, accordingly, deduction of compensation in excess of the Section 162(m) limit arising under the 1997 Plan will not be available to the Company to the extent such amount exceeds $1,000,000 per year.

                      STOCK PRICE PERFORMANCE PRESENTATION

     The following chart compares the cumulative total stockholder return on the Company's Shares with the cumulative total stockholder return of (i) the Nasdaq Market Index and (ii) a peer group index consisting of companies reporting under the Standard Industrial Classification Code 2834 (Pharmaceutical Preparations):

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                AMONG INTERNEURON PHARMACEUTICALS, INC. ("IPI"),
              NASDAQ MARKET INDEX AND PEER GROUP INDEX ("SIC")(1)

        MEASUREMENT PERIOD                                                     NASDAQ MARKET
      (FISCAL YEAR COVERED)                 IPI                 SIC                INDEX
1992                                        100                 100                 100
1993                                     110.17                84.9              130.05
1994                                       83.9               95.49              137.62
1995                                     155.93              138.04               167.1
1996                                     383.05              183.15              195.08
1997                                     162.71              260.21              265.16

---------------
(1) Assumes $100 invested on September 30, 1992 and assumes dividends reinvested. Measurement points are at the last trading day of the fiscal years ended September 30, 1992, 1993, 1994, 1995, 1996 and 1997. The
    material in this chart is not soliciting material, is not deemed filed with the S.E.C. and is not incorporated by reference in any filing of the Company under the Securities Act of 1993, as amended, (the "1933 Act") or the 1934 Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing. A list of the companies included in the Peer Group Index will be furnished by the Company to any stockholder upon written request to the Vice President, Corporate Communications.

                              CERTAIN TRANSACTIONS

     In November 1995, the Company entered into a Consultant and Non-Competition Agreement with Dr. Richard Wurtman which entitles Dr. Wurtman to an annual consulting fee of $150,000, subject to increases. Under this agreement, Dr. Wurtman received $156,808 in consulting fees from the Company in fiscal 1997. Effective as of April 5, 1995, InterNutria entered into a Consultant and Non-Competition Agreement with Judith Wurtman, Ph.D., the wife of Dr. Richard Wurtman and a director of InterNutria. InterNutria was organized by the Company in April 1995 to develop commercial applications of nutritional and dietary supplement products. The agreement with Dr. Judith Wurtman entitles her to an annual consulting fee from InterNutria of $85,000, subject to increases. In addition, Dr. Judith Wurtman received options to purchase approximately 5% of the outstanding common stock of InterNutria. During fiscal 1997, Dr. Judith Wurtman received $94,312 in consulting fees from InterNutria.

     Drs. Richard Wurtman and Judith Wurtman have advised the Company that in accordance with MIT policy, they are entitled to receive from MIT a percentage of any royalties received by MIT in connection with MIT's licenses of dexfenfluramine to Servier and citicoline to Ferrer. They have further advised that in accordance with such policy, they are not entitled to share in royalties derived by MIT from any licensee in which they have an equity interest (such as the Company).

     In fiscal 1997, the Company made contributions of approximately $147,000 to The Center for Brain Science and Metabolism Charitable Trust, of which Dr. Richard Wurtman is the Scientific Director. This trust provides grants and fellowships to not-for-profit institutions, including MIT, and post-doctoral fellows for research in brain behavior, nutrition and pharmacology and has supported research on citicoline and melatonin.

     In November 1995, the Company and InterNutria entered into an Asset Purchase Agreement with AVAX Technologies, formerly Walden Laboratories, Inc. ("AVAX"), pursuant to which InterNutria purchased substantially all of the assets of AVAX, including PMS Escape, a product developed for the treatment of pre-menstrual syndrome, and related intellectual property, for consideration payable in Shares with a fair market value at the date of payment equal to an aggregate of $2,400,000, payable in two equal annual installments in December 1996 and 1997. Accordingly, in December 1996 and 1997, the Company issued an aggregate of 55,422 and 112,793 Shares, respectively, which Shares were distributed to certain stockholders of AVAX in accordance with the terms of the Asset Purchase Agreement. Dr. Richard Wurtman and Dr. Rosenwald are stockholders of AVAX, Dr. Judith Wurtman previously served as an executive officer, director and principal stockholder of AVAX, and certain other officers and directors of the Company are stockholders of AVAX. None of such individuals received any of the Shares constituting the purchase price for the AVAX assets.

     In October 1997, the Company agreed to sell to each of Dr. Cooper, Messrs. Butler and Farb and Dr. Sandage, 2.5% of the capital stock of InterNutria held by the Company (an aggregate of 10%) for a purchase price of $.001 per share, subject to vesting restrictions.

     Dr. Rosenwald receives a management fee, which includes his out-of-pocket expenses incurred in providing services to the Company, of $2,500 per month under a management agreement with the Company. For fiscal 1997, the Company paid $30,000 to Dr. Rosenwald pursuant to this agreement.

     Dr. Rosenwald is the Chairman and President of Castle, a venture capital firm engaged in locating, investigating and funding scientific inventions or technologies which are perceived to have potential commercial application in the pharmaceutical or health care industries, generally with the goal of forming a new company to exploit such inventions or technologies. Castle has presented certain of such opportunities to the Company, as well as to other companies, and may in the future continue to do so, although neither Dr. Rosenwald nor Castle has any agreement to do so and there can be no assurance that any inventions, technologies or companies discovered or funded by Castle will be presented to the Company. The Board of Directors of the Company adopted a policy for compensating Castle or the Castle employee (excluding Dr. Rosenwald) responsible for the introduction (the "Castle Finder") for any arrangement entered into by the Company as a result of Castle's introduction. No compensation was paid to Castle Finders during fiscal 1997.

     In fiscal 1997, the Company and its subsidiaries paid or accrued to Mr. Sharrock, who also serves as a director of Progenitor and Intercardia, and as a consultant to Progenitor: (i) an aggregate of $38,000 in consulting fees, including $25,000 and $13,000 in fees for consulting services rendered by Mr. Sharrock to the Company and Progenitor, respectively; (ii) $8,000 in directors' fees from Intercardia; and (iii) granted options, including options to purchase 3,000 and 25,000 shares of common stock of Intercardia and Progenitor, respectively, to Mr. Sharrock. General Haig also serves as a director of Progenitor. In fiscal 1997, Progenitor granted options to purchase 25,000 shares of Progenitor common stock to General Haig. The options granted by Progenitor to each of General Haig and Mr. Sharrock, and by Intercardia to Mr. Sharrock, are all exercisable at a price equal to the fair market value of such company's common stock on the date of grant. See "Director Compensation."


     In fiscal 1996, the Company entered into a consulting agreement with Dr. Gale Cooper, a psychiatrist and the sister of Glenn L. Cooper, M.D., for a term of one year subject to automatic renewals of one year periods, unless earlier terminated, pursuant to which Dr. Gale Cooper performs certain medical marketing services on behalf of the Company. Dr. Gale Cooper received $97,000 in consulting fees pursuant to such agreement in fiscal 1997. In addition, Dr. Gale Cooper has acted as a clinical investigator in certain clinical trials relating to products under development by the Company or its corporate partners, and received approximately $265,000 in fiscal 1997 in her capacity as one of six investigators in a clinical trial sponsored by the Company. The Company believes that the terms of these transactions are at least as favorable to the Company as could have been obtained from a non-affiliated third party.


     In October 1993, the Company loaned Glenn Cooper $140,000 (the "Company Loan"), which was used by Dr. Cooper to repay the balance of a loan made to him by Progenitor. As of September 30, 1997, an aggregate of 100% or $172,523 of the Company Loan, including accrued interest, had been forgiven based upon the achievement of specified milestones, including $56,897 forgiven in fiscal 1997 upon the achievement of the final specified milestone.

     Option grants for fiscal 1997 to named executive officers are set forth in the table to this Proxy Statement entitled "Securities Underlying Option/SAR Grants in Last Fiscal Year." In December 1996, the Company granted options to purchase 100,000 Shares, subject to annual vesting, to each of Drs. Rosenwald and Wurtman, which are exercisable at a price equal to the fair market value of the Company's Shares on the date of grant. In fiscal 1997, the Company also granted options to certain of the Company's directors pursuant to automatic grant provisions. See "Director Compensation."

     In fiscal 1997, InterNutria entered into a product distribution agreement with Worldwide. Mr. Gray, a director of the Company, is the Chairman and Chief Executive Officer of Worldwide. In fiscal 1997, InterNutria paid approximately $117,000 to Worldwide pursuant to the terms of the agreement.

     In fiscal 1997, the Company retained the services of Covington & Burling, a law firm of which Mr. Hutt, a director of the Company, is a partner.

     In the first quarter of fiscal 1998, the Company granted options under the 1994 Plan to purchase (i) 25,000 Shares to each of the directors of the Company, except Dr. Cooper, all of which are immediately exercisable, (ii) 500,000 Shares to Dr. Cooper and (iii) 250,000 Shares to each of Messrs. Butler and Farb and Dr. Sandage. The options granted to the executive officers vest over a three year period commencing one year from the date of grant and originally had a 10 year term. Each executive officer subsequently agreed to reduce the option term to seven years. All of these options were granted at an exercise price equal to the fair market value of the Shares on the date of grant. The Company also granted an award of Shares to each of the executive officers of the Company, subject to vesting in the following amounts: 225,000 Shares to Dr. Cooper; and 150,000 Shares to each of Messrs. Butler and Farb and Dr. Sandage. See "Employee Retention Plan Adopted in Fiscal 1998". In accordance with the terms of the 1994 Plan, on the day after the Annual Meeting date, all of the directors of the Company (except Drs. Rosenwald and Cooper) will receive automatic grants of options to purchase 5,000 Shares, which will be exercisable at a price equal to the fair market value of the Company's Shares on the date of grant. See "Director Compensation."

        APPROVAL AND RATIFICATION OF THE 1998 EMPLOYEE STOCK OPTION PLAN

GENERAL

     On January 21, 1998, the Board of Directors adopted the 1998 Employee Stock Option Plan (the "1998 Plan"), pursuant to which employees, officers and directors and consultants of the Company and any subsidiary corporations are eligible to receive incentive stock options ("incentive options") within the meaning of Section 422 of the Code, and options that do not qualify as incentive options ("non-qualified options") provided, however, that persons who were executive officers or directors of the Company, as of the date of adoption of the 1998 Plan by the Board of Directors, are not eligible to receive options under the 1998 Plan.

The 1998 Plan covers 1,500,000 of the Company's Shares. The 1998 Plan, which expires in January 2005, is administered by the Board of Directors or a committee of the Board of Directors (the "Committee"). The purposes of the 1998 Plan are to attract, motivate and ensure the retention of key employees, and to provide additional incentive by permitting such individuals to participate in the ownership of the Company, and the criteria to be utilized by the Board of Directors or the Committee in granting options pursuant to the 1998 Plan will be consistent with these purposes.

     Although the Company maintains the 1994 Plan, as of December 31, 1997, there were approximately 600,000 Shares available for issuance under the 1994 Plan. The Company recently filed a New Drug Application with the FDA relating to the use of CerAxon to treat ischemic stroke. While the Company is unable to predict whether FDA approval will be obtained, assuming such approval, the Company is currently planning to conduct sole direct marketing of the product which would include expanding the Company's sales force and hiring additional medical, marketing and administrative personnel. The Company believes that the 1998 Plan will provide a significant component of the compensation of such individuals and assist the Company in attracting and retaining qualified individuals.

OPTIONS


     Options granted under the 1998 Plan may be either incentive options or non-qualified options. Incentive options granted under the 1998 Plan are exercisable for a period of up to seven years from the date of grant at an exercise price which is not less than the fair market value of the Shares on the date of the grant, except that the term of an incentive option granted under the 1998 Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Shares on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the Shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a non-qualified option. Additionally, the aggregate number of Shares that may be subject to options granted to any person in a calendar year shall not exceed 25% of the maximum number of Shares which may be issued from time to time under the 1998 Plan. Options granted under the 1998 Plan to employees of the Company may be exercised only while the optionee is employed or retained by the Company or within 6 months of the date of termination of the employment relationship (3 months in case of incentive options). However, options which are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within 12 months of the date of termination of the employment relationship. Upon the exercise of an option, payment may be made by cash or by any other means that the Board of Directors or the Committee determines. No option may be granted under the 1998 Plan after January 2005.


     Options may be granted to such employees, officers or directors of the Company or any subsidiary of the Company as the Board of Directors or the Committee shall select from time to time in its sole discretion, provided that only employees of the Company or a subsidiary of the Company shall be eligible to receive incentive options; further provided that, no person who was, as of the date of adoption of the 1998 Plan by the Board of Directors, an executive officer or director of the Company, is eligible to receive an option grant under the 1998 Plan.

     As of January 23, 1998, approximately 200 persons of the Company were eligible to receive grants under the 1998 Plan. The number of future officers and directors of the Company eligible to receive grants under the 1998 Plan is not determinable. An optionee may be granted more than one option under the 1998 Plan. The Board of Directors or the Committee will, in its discretion, determine (subject to the terms of the 1998 Plan) who will be granted options, the time or times at which options shall be granted, and the number of Shares subject to each option, whether the options are incentive options or non-qualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors deemed relevant in accomplishing the purpose of the 1998 Plan.

     Under the 1998 Plan, the optionee has none of the rights of a stockholder with respect to the Shares issuable upon the exercise of the option until such Shares shall be issued upon such exercise. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in the 1998 Plan. During the lifetime of the optionee, an option shall be exercisable only by the optionee. No option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of decent and distribution, except that non-qualified options may be transferred by the optionee during his lifetime to certain permitted transferees, subject to certain conditions.

     The Board of Directors may amend or terminate the 1998 Plan except that stockholder approval is required if required by Rule 16b-3 or Section 422 of the Code. No action taken by the Board may materially and adversely affect any outstanding option grant without the consent of the optionee.

FEDERAL INCOME TAX CONSEQUENCES

     Under current tax law, there are no Federal income tax consequences to either the employee or the Company on the grant of non-qualified options if granted under the terms set forth in the 1998 Plan. Upon exercise of a non-qualified option, the excess of the fair market value of the Shares subject to the option over the option price (the "Spread") at the date of exercise is taxable as ordinary income to the optionee in the year it is exercised and is generally deductible by the Company as compensation for Federal income tax purposes. The optionee's basis in the Shares will be equal to the fair market value on the date taxation is imposed and the holding period commences on such date.


     Incentive option holders incur no regular Federal income tax liability at the time of grant or upon exercise of such option, assuming that the optionee was an employee of the Company from the date the option was granted until 3 months before such exercise. However, upon exercise, the Spread must be added to regular Federal taxable income in computing the optionee's "alternative minimum tax" liability. An optionee's basis in the Shares received on exercise of an incentive stock option will be the option price of such Shares for regular income tax purposes. No deduction is allowable to the Company for Federal income tax purposes in connection with the grant or exercise of such option.


     If the holder of Shares acquired through exercise of an incentive option sells such Shares within two years of the date of grant of such option or within one year from the date of exercise of such option (a "Disqualifying Disposition"), the optionee will realize income taxable at ordinary rates. Ordinary income is reportable during the year of such sale equal to the difference between the option price and the fair market value of the Shares at the date the option is exercised, but the amount includable as ordinary income shall not exceed the excess, if any, of the proceeds of such sale over the option price. In addition to ordinary income, a Disqualifying Disposition may result in taxable income subject to capital gains treatment if the sales proceeds exceed the optionee's basis in the Shares (i.e., the option price plus the amount includable as ordinary income). The amount of the optionee's taxable ordinary income will generally be deductible by the Company in the year of the Disqualifying Disposition.

     At the time of sale of Shares received upon exercise of an option (other than a Disqualifying Disposition of Shares received upon the exercise of an incentive option), any gain or loss is long-term or short-term capital gain or loss, depending upon the holding period. If the Optionee disposes of Shares received upon exercise of an option within 12 months of the Exercise Date, the Optionee recognizes short-term capital gain in the year of disposition in an amount equal to the excess (if any) of the sales proceeds of the Shares over the exercise price. If the Optionee disposes of Shares more than 12 months but not more than 18 months after the Exercise Date, the Optionee will recognize capital gains taxed at the maximum federal rate of 28% and if the Optionee disposes of Shares more than 18 months after the Exercise Date, the Optionee will recognize capital gains taxed at the maximum federal rate of 20%.

     The foregoing is not intended to be an exhaustive analysis of the tax consequences relating to stock options issued under the 1998 Plan. For instance, the treatment of options under state and local tax laws, which are not described above, may differ from their treatment for Federal income tax purposes.

SECTION 162(M) LIMITS ON DEDUCTIBILITY

     Although the Company's current executive officers are not eligible to receive options under the 1998 Plan, future executive officers subject to
Section 162(m) of the Code may receive options under the Plan. Assuming stockholder approval of the 1998 plan, the Company believes the 1998 Plan should meet the requirements of Section 162(m).

     Through January 23, 1998 options to purchase an aggregate of 66,429 Shares have been granted under the 1998 Plan at an exercise price of $10.50 per Share.

     The following table sets forth certain information with respect to grants of stock options made under the 1998 Plan:

                               NEW PLAN BENEFITS
                        1998 EMPLOYEE STOCK OPTION PLAN

                  NAME AND POSITION(1)             DOLLAR VALUE(2)      NUMBER OF OPTIONS
        ----------------------------------------  -----------------     -----------------
        Non-Executive Employee Group............  $198,463/$462,504           46,429

---------------
(1) Pursuant to the terms of the 1998 Plan, none of the current executive officers and directors of the Company are eligible to receive option grants. Accordingly, the future benefits to each of them under the 1998 Plan is nil.

(2) Calculated by multiplying the exercise price by an annual appreciation rate of 5% and 10%, respectively, (and compounded for the term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. These amounts are not intended to forecast possible future appreciation, if any, of the price of the Company's Shares. The actual value realized upon exercise of the options to purchase Company Shares will depend on the fair market value of such shares on the date of exercise.

    Future grants under the 1998 Plan have not yet been determined.

     The affirmative vote of the holders of the majority of the Shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter is required to approve and ratify the 1998 Plan. In the event stockholder approval of the 1998 Plan is not obtained by January 1999, no incentive options may be granted under the 1998 Plan. The Board of Directors recommends a vote FOR the 1998 Plan, and the persons named in the accompanying proxy will vote in accordance with the choice specified thereon or, if no choice is properly indicated, in favor of the approval and ratification.

                        APPROVAL AND RATIFICATION OF THE
                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Management of the Company recommends a vote for the approval and ratification of the appointment of Coopers & Lybrand L.L.P., Certified Public Accountants, as the Company's independent auditors for the fiscal year ending September 30, 1998. Coopers & Lybrand L.L.P. have been the Company's auditors for the past fiscal year and has no direct or indirect financial interest in the Company. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if he or she desires to do so, and shall be available to respond to appropriate questions.

                                    GENERAL

     The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

     The Company will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit by telephone proxies without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.

     The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 1997 (as filed with the S.E.C.) including the financial statements thereto. All such requests should be directed to Vice President, Corporate Communications, Interneuron Pharmaceuticals, Inc., One Ledgemont Center, 99 Hayden Avenue, Lexington, Massachusetts 02173.

                             STOCKHOLDER PROPOSALS

     The Annual Meeting of Stockholders for the fiscal year ending September 30, 1998 is expected to be held in March 1999. All proposals intended to be presented at the Company's next Annual Meeting of Stockholders must be received in writing and in compliances with S.E.C. requirements, at the Company's executive office no later than September 30, 1998, for inclusion in the Proxy Statement and form of proxy related to that meeting.

                                          By Order of the Board of Directors,

                                          Glenn L. Cooper, M.D.
                                          President and Chief Executive Officer

Dated: January 28, 1998

                                                                       EXHIBIT A

                       INTERNEURON PHARMACEUTICALS, INC.

                        1998 EMPLOYEE STOCK OPTION PLAN

1.  PURPOSE.

     The purpose of this plan (the "Plan") is to secure for INTERNEURON PHARMACEUTICALS, INC. (the "Company") and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants to, the Company who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.  TYPE OF OPTIONS AND ADMINISTRATION.

     (a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a committee designated by the Board of Directors, the "Committee") and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of
Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code.

     (b) Administration. The Plan will be administered by the Board of Directors or the Committee, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The delegation of powers to the Committee shall be consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule). The Board of Directors or the Committee may in its sole discretion grant options to purchase shares of the Company's Common Stock, $.001 par value per share ("Common Stock") and issue shares upon exercise of such options as provided in the Plan. The Board of Directors or the Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Board of Directors or the Committee necessary or desirable for the administration of the Plan. The Board of Directors or the Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors or the Committee shall be liable for any action or determination under the Plan made in good faith. Subject to adjustment as provided in Section 15 below, the aggregate number of shares of Common Stock that may be subject to Options granted to any person in a calendar year shall not exceed 25% of the maximum number of shares which may be issued and sold under the Plan, as set forth in
Section 4 hereof, as such section may be amended from time to time.

     (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply to the Company only at such time as the Company's Common Stock is registered under the Exchange Act, subject to the last sentence of Section 3(b), and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.  ELIGIBILITY.

     (a) Options may be granted to persons who are, at the time of grant, employees, officers or directors of, and consultants to, the Company ("Participants") provided, that Incentive Stock Options may only be granted to individuals who are employees of the Company (within the meaning of Section 3401(c) of the

Code) and provided further, that no person who is, as of the date of adoption of the Plan by the Board of Directors, an executive officer or director of Interneuron Pharmaceuticals, Inc. shall be eligible to receive an option grant under the Plan. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors or the Committee shall so determine.

     (b) Grant of Options to Reporting Persons. The selection of a director or an officer who is a Reporting Person (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either by the Board of Directors by the Committee.

4.  STOCK SUBJECT TO PLAN.

     The stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is one million five hundred thousand (1,500,000) shares. If an option granted under the Plan shall expire, terminate or is cancelled for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.

5.  FORMS OF OPTION AGREEMENTS.

     As a condition to the grant of an option under the Plan, each recipient of an option shall, if requested by the Company, execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors or the Committee. Such option agreements may differ among recipients.

6.  PURCHASE PRICE.

     (a) General. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors or the Committee at the time of grant of such option; provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such stock, at the time of grant of such option, or less than 110% of such Fair Market Value in the case of options described in Section 11(b). "Fair Market Value" of a share of Common Stock of the Company as of a specified date for the purposes of the Plan shall mean the closing price of a share of the Common Stock on the principal securities exchange (including the Nasdaq National Market) on which such shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including, in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Board of Directors or the Committee. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

     (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or by any other means which the Board of Directors or the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board).

7.  OPTION PERIOD.

     Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board of Directors or the Committee and set forth in the applicable option agreement, provided, that such date shall not be later than seven (7) years after the date on which the option is granted.

8.  EXERCISE OF OPTIONS.

     Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Board of Directors or the Committee may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.

9.  TRANSFERABILITY OF OPTIONS.

     No incentive stock option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Board of Directors or the Committee may, in its discretion, authorize all or a portion of any non-statutory options to be granted to an optionee to be on terms which permit transfer by such optionee to
(i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (w) the options must be held by the optionee for a period of at least one month prior to transfer, (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such options are granted must be approved by the Board of Directors or the Committee, and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of the Plan the term "optionee" shall be deemed to refer to the transferee. The events of termination of employment of Section 10 hereof shall continue to be applied with respect to the original optionee. An option may be exercised during the lifetime of the optionee only by the original optionee. In the event an optionee dies during his employment by the Company or any of its subsidiaries, or during the three-month period following the date of termination of such employment, his option shall thereafter be exercisable, during the period specified in the option agreement, by his executors or administrators to the full extent to which such option was exercisable by the optionee at the time of his death during the periods set forth in Section 10 or 11(d).

10.  EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP.

     Except as provided in Section 11(d) with respect to Incentive Stock Options and except as otherwise determined by the Committee at the date of grant of an Option, and subject to the provisions of the Plan, an optionee may exercise an option at any time within six (6) months following the termination of the optionee's employment or other relationship with the Company or within one (1) year if such termination was due to the death or disability of the optionee but, except in the case of the optionee's death, in no event later than the expiration date of the Option. If the termination of the optionee's employment is for cause or is otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the option shall expire immediately upon such termination, except as otherwise determined by the Board of Directors. The Board of Directors shall have the power to determine what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the optionee.

11.  INCENTIVE STOCK OPTIONS.

     Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

     (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

     (b) 10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

          (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

          (ii) The option exercise period shall not exceed five years from the date of grant.

     (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000.

     (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

          (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

          (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

          (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.  ADDITIONAL PROVISIONS.

     (a) Additional Option Provisions. The Board of Directors or the Committee may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors or the Committee; provided, that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

     (b) Acceleration, Extension, Etc. The Board of Directors or the Committee may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 (if applicable).

13.  GENERAL RESTRICTIONS.

     (a) Investment Representations. The Company may require any optionee, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option or award, for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock, including any "lock-up" or other restriction on transferability.

     (b) Compliance with Securities Law. Each Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option or award upon any securities exchange or automated quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14.  RIGHTS AS A STOCKHOLDER.

     The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15. ADJUSTMENT PROVISIONS FOR RECAPITALIZATIONS, REORGANIZATIONS AND RELATED TRANSACTIONS.

     (a) Recapitalizations and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under or otherwise referred to in the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment (i) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 or (ii) would be considered as the adoption of a new plan requiring stockholder approval.

     (b) Reorganization, Merger and Related Transactions. All outstanding Options under the Plan shall become fully exercisable for a period of sixty (60) days following the occurrence of any Trigger Event, whether or not such Options are then exercisable under the provisions of the applicable agreements relating thereto. For purposes of the Plan, a "Trigger Event" is any one of the following events:

          (i) the date on which shares of Common Stock are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary or any entity holding shares or other securities of the Company for or pursuant to the terms of such plan), whether or not such offer is approved or opposed by the Company and regardless of the number of shares purchased pursuant to such offer;

          (ii) the date the Company acquires knowledge that any person or group deemed a person under Section 13(d)-3 of the Exchange Act (other than the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary or any entity holding shares of Common Stock or other securities of the Company for or pursuant to the terms of any such plan or any individual or entity or group or affiliate thereof which acquired its beneficial ownership interest prior to the date the Plan was adopted by the Board), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 30% or more of all votes (without consideration of the rights of any class or stock to elect directors by a separate class vote) to which all shareholders of the Company would be entitled in the election of the Board of Directors were an election held on such date;

          (iii) the date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Company, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; and

          (iv) the date of approval by the stockholders of the Company of an agreement (a "reorganization agreement") providing for:

             (A) The merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such stockholders to 65% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of such corporation would be entitled in the election of directors or where the members of the Board of Directors of the Company, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation; or

             (B) The sale or other disposition of all or substantially all the assets of the Company.

     (c) Board Authority to Make Adjustments.  Any adjustments under this
Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.  MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION, ETC.

     (a) General. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and
(B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (ii) in the event the provisions of Section 15 are not applicable, provide that all or any outstanding options shall become exercisable in full immediately prior to such event and upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice.

     (b) Substitute Options. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

17.  NO SPECIAL EMPLOYMENT RIGHTS.

     Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.  OTHER EMPLOYEE BENEFITS.

     Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19.  AMENDMENT OF THE PLAN.

     (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if at any time the approval of the stockholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval; and provided, further, that the provisions of
Section 3(b) hereof shall not be amended more than once every six months, other than to comport with changes in the Code, the Employer Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     (b) The modification or amendment of the Plan shall not, without the consent of an optionee, adversely affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

20.  WITHHOLDING.

     (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

     (b) The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the Company if any or all of such shares are disposed of by the optionee within two years from the date the option was granted or within one year from the date the shares were issued to the optionee pursuant to the exercise of the option, and
(ii) if required by law, to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the Company at the time of such disposition.

     (c) Notwithstanding the foregoing, in the case of a Reporting Person whose options have been granted in accordance with the provisions of Section 3(b) herein, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

21.  EFFECTIVE DATE AND DURATION OF THE PLAN.

     (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval (as provided in Section 19) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     (b) Termination. Unless sooner terminated in accordance with Section 16, the Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

22.  PROVISION FOR FOREIGN PARTICIPANTS.

     The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

23.  GOVERNING LAW.

     The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

     Adopted by the Board of Directors on January 21, 1998.

                                   SIGNATURE

     Pursuant to the requirements of Section 13 of the Securities and Exchange Act of 1934, the Registrant has only caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         INTERNEURON PHARMACEUTICALS, INC.

Date: February 3, 1998                   By: /s/ Thomas F. Farb
                                            ----------------------------
                                            Thomas F. Farb
                                            Executive Vice President,
                                            Chief Financial Officer
                                            and Treasurer